Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference this Post-Effective Amendment No. 15 to the Registration Statement on Form S-11 (No. 333-196886) of Jones Lang LaSalle Income Property Trust, Inc. of :

•	Our report dated June 16, 2014, relating to our audit of the statement of revenues and certain expenses of Oak Grove Plaza for the year ended December 31, 2013 which is included in Jones Lang LaSalle Income Property Trust Inc.’s Form 8-K filed with the Securities and Exchange Commission on June 16, 2014.

•	Our report dated June 16, 2014, relating to our audit of the statement of revenues and certain expenses of Rancho Temecula Town Center for the year ended December 31, 2013 which is included in Jones Lang LaSalle Income Property Trust Inc.’s Form 8-K filed with the Securities and Exchange Commission on June 16, 2014.

•	Our report dated May 20, 2015, relating to our audit of the statement of revenues and certain expenses of DFW Distribution Center for the year ended December 31, 2014 which is included in Jones Lang LaSalle Income Property Trust Inc.’s Form 8-K/A filed with the Securities and Exchange Commission on January 12, 2016.

•	Our report dated July 24, 2015, relating to our audit of the statement of revenues and certain expenses of Townlake of Coppell for the year ended December 31, 2014 included in Jones Lang LaSalle Income Property Trust Inc.’s Form 8-K/A filed with the Securities and Exchange Commission on January 12, 2016.

•	Our report dated October 15, 2015, relating to our audit of the statement of revenues and certain expenses of Whitestone Market Shopping Center for the year ended December 31, 2014 included in Jones Lang LaSalle Income Property Trust Inc.’s Form 8-K/A filed with the Securities and Exchange Commission on January 12, 2016.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus which is part of the Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

April 6, 2017